CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CLARCOR INC.

CLARCOR 401(k) Retirement Savings Plan

We consent to the incorporation by reference in Registration Statement No. 333-159666 on Form S-8 of CLARCOR INC. of our report dated June 30, 2010, relating to the financial statements and supplemental schedule of the CLARCOR 401(k) Retirement Savings Plan, which appears in this Annual Report on Form 11-K of CLARCOR 401(k) Retirement Savings Plan for the year ended December 31, 2009.

Ridgeland, Mississippi
June 30, 2010